Exhibit 99

Form 4 Joint Filer Information

Name:	Pegasus Investors IV, L.P.
Address:	C/O Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807
Date of Event Requiring Statement:	12/16/11

Name:	Pegasus Investors IV GP, L.L.C.
Address:	C/O Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807
Date of Event Requiring Statement:	12/16/11